UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
_____________________________

FORM 8-K
_____________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 26, 2017

Perfumania Holdings, Inc.
(Exact name of registrant as specified in its charter)

Florida	0-19714	65-0977964
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
35 Sawgrass Drive, Suite 2
Bellport, NY 11713
(Address of Principal Executive Offices)(Zip Code)
____________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company     [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         [ ]

Item 1.01    Entry into a Material Definitive Agreement.
DIP Facility
On August 26, 2017, in connection with the Chapter 11 Filings described in Item 1.03, Perfumania Holdings, Inc. (the “Company”) and certain of its subsidiaries (collectively, the “Debtors”) entered into a Ratification and Amendment Agreement (the “DIP Amendment”), that, subject to approval of the Bankruptcy Court pursuant to one or more orders regarding the DIP Facility and related matters after an interim hearing (as amended or modified, the “Interim Financing Order”) or final hearing (as amended or modified, the “Permanent Financing Order”), amends the existing Credit Agreement dated January 7, 2011 (as amended, restated, supplemented or otherwise modified from time to time prior to entry into the DIP Amendment, the “Existing Credit Agreement”), by and among the Company, the other borrowers party thereto (together with the Company, the “Borrowers”), the guarantors (the “Guarantors”) party thereto, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent and collateral agent (in such capacities, the “Agent”) for such lenders (as so amended, the "DIP Credit Agreement"). The DIP Credit Agreement provides for, among other things, (i) a senior secured debtor-in-possession asset-based revolving facility in an aggregate principal amount of $83,750,000 (the "DIP Facility") to refinance the senior credit facility provided under the Existing Credit Agreement and (ii) certain other amendments to the Existing Credit Agreement. The Debtors filed a motion with the Bankruptcy Court seeking authority to obtain the DIP Facility on the terms set forth in the DIP Credit Agreement, which the Bankruptcy Court granted on an interim basis on August 29, 2017. The Bankruptcy Court has scheduled a hearing to consider final approval of the DIP Facility for October 6, 2017.
Subject to certain limitations, the DIP Facility will provide financing up to the lesser of (x) $83,750,000 or (y) a borrowing base calculated with reference to specified percentages of the eligible credit card and trade receivables and inventory of the Borrowers and Guarantors, which availability may be reduced by the Agent in its reasonable discretion. Under the DIP Facility, which does not require amortization of principal, revolving loans may be drawn, repaid and re-borrowed up to such maximum borrowing amount. The DIP Facility also allows the Borrowers to draw upon letters of credit up to $10,000,000 (so long as outstanding loans and letters of credit do not at any time exceed such maximum borrowing amount). In accordance with the terms of the DIP Credit Agreement, proceeds of the DIP Facility will be used to refinance the senior credit facility under the Existing Credit Agreement, fund general working capital needs and/or pay fees, expenses, and costs incurred in connection with the DIP Credit Agreement and the Debtor’s Chapter 11 Filings.
The DIP Facility matures on December 31, 2017 or, if prior thereto, the earliest of, among other things, the effective date of a plan of reorganization, consummation of a sale of all or substantially all the assets of the Borrowers and Guarantors, conversion of a Chapter 11 case of any Debtor to a Chapter 7 case, or forty five days after entry of the Interim Financing Order if the Permanent Financing Order has not been entered. Interest on outstanding loans under the DIP Facility is equal to a base rate plus a margin of 3.25%. The Borrowers are also required to pay monthly commitment fees based on the unused amount of the DIP Facility and a monthly fee with respect to outstanding letters of credit equal to 4.50%.

All obligations of each Borrower or Guarantor under the DIP Credit Agreement and related loan documents are secured by, subject to entry of the Interim Financing Order or Permanent Financing Order, as applicable, and certain other permitted liens or encumbrances, first priority perfected security interests in all personal and real property of such Borrower or Guarantor, including without limitation 100% (or, in the case of excluded foreign subsidiaries, 66%) of the outstanding equity interests in its directly owned subsidiaries (subject in each case to customary exclusions). The Borrowers, Guarantors and their respective subsidiaries are subject to customary limitations on their ability to, among other things, incur debt, pay dividends and make distributions, undergo fundamental changes, make investments and enter into joint ventures, dispose of assets and prepay debt or repay subordinated debt. There are no financial covenants in the DIP Credit Agreement.
The DIP Credit Agreement requires the Debtors to effect going-out-of-business sales ("GOB Sales") with respect to certain retail stores. The DIP Credit Agreement also requires that the Debtors achieve specified milestones with respect to such GOB Sales and the Chapter 11 Filings, including (among others): on the Petition Date, filing a motion to conduct certain GOB Sales and retain a third-party liquidator; within five days thereof, filing a Disclosure Statement and Plan of Reorganization; within 35 days thereof, commencing GOB Sales for specified stores; within 60 days hereof thereof, obtaining approval of such Disclosure Statement and confirmation of such Plan of Reorganization; and within 90 days thereof, occurrence of effectiveness of the Plan of Reorganization.
The DIP Credit Agreement provides, in addition to the customary events of default provided in the Existing Credit Agreement, for certain additional events of default in connection with the Chapter 11 Filings. Upon the occurrence and continuation of such an event of default, the Agent may, among other things, terminate the DIP Facility.
Investment Agreement
On August 26, 2017, the Company entered into an Investment Agreement with MJA Beauty, LLC (“NewHoldCo”) and its members, Stephen Nussdorf, Glenn Nussdorf, Arlene Nussdorf, Ruth Nussdorf and JM-CO Capital Fund, LLC (the “Members”), following the Members’ contribution of their shares of common stock in the Company to NewHoldCo. In the Investment Agreement, among other things, (a) each of the Members agrees to provide NewHoldCo with his, her or its allocated share of $14,263,460 (the “Purchase Price”), (b) NewHoldCo agrees to purchase for the Purchase Price all the equity of the corporation (“Reorganized Perfumania”) that is expected to be the successor to the Company following confirmation of the Plan of Reorganization described in Item 1.03, and (c) NewHoldCo will, for no additional consideration, execute a release of all claims against the Company, its directors, officers and certain other related parties. The obligation of NewHoldCo to consummate the transactions contemplated by the Investment Agreement is subject to certain conditions precedent, including that the Plan of Reorganization shall have been confirmed by the Bankruptcy Court no later than October 31, 2017, and that agreed-upon continuing financing be available to Reorganized Perfumania.

Item 1.03	Bankruptcy or Receivership.
On August 26, 2017 (the “Petition Date”), the Company and certain of the Company’s wholly-owned subsidiaries (together with the Company, the “Debtors”), filed voluntary petitions for Chapter 11 relief (collectively, the “Chapter 11 Filings”) under Chapter 11 of Title 11 of the

U.S. Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), (Case No. 17-11794), in order to effect a recapitalization through a pre-packaged Plan of Reorganization (the “Plan of Reorganization”). The Company’s Parlux Ltd., Parlux Fragrances, LLC and Five Star Fragrance Company, Inc. subsidiaries are not included in the Chapter 11 filings. The Debtors will continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. The Bankruptcy Court has scheduled a confirmation hearing on the Plan of Reorganization for October 6, 2017.
On August 26, 2107, the Company issued a press release announcing the Chapter 11 filings, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure of the DIP Facility in Item 1.01 is incorporated herein by reference.
Item 9.01.     Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Exhibit Description
99.1	Press Release issued by the Company on August 26, 2017.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Perfumania Holdings, Inc.

Date: August 29, 2017	By: /s/ Michael P. Nofi
Michael P. Nofi
Chief Financial Officer

Exhibits

Exhibit No.	Exhibit Description
99.1	Press Release issued by the Company on August 26, 2017.